Exhibit 99.1

7887 E. Belleview Ave.

Suite 500

Denver, CO 80111

(720)287-3093

Assure Holdings Announces Acquisition of NervePro

DENVER, January 6, 2023 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, is pleased to announce that on December 31, 2022, it completed the acquisition (the “Acquisition”) of substantially all of the assets of Neuroprotect Neuromonitoring, LLC, and certain of its affiliated entities (collectively, “NervePro”), a Colorado-based IONM service provider owned by J. Paul Elliott, M.D. of the Colorado Brain & Spine Institute (“CBSI”). Assure acquired specifically, accounts receivable for services after December 1, 2022, as well as NervePro’s material contracts, business relationships and other tangible assets.

NervePro’s operations are based in the Denver-metro area of Colorado. In 2022, NervePro performed approximately 750 IONM managed cases covered by commercial insurance payors and employed three technologists supporting five surgeons at seven facilities.

John A. Farlinger, Assure’s executive chairman and CEO, said, “The Acquisition is consistent with our strategic plan to become a consolidator in the IONM industry, seeking targets with operations in states like Colorado where we have an existing presence in order to leverage our current employee footprint and revenue cycle management competency. “This Acquisition is expected to improve our financial position. Further, we intend to improve on NervePro’s historic per procedure revenue in 2023 and beyond.”

Farlinger continued, “We expect to continue to be opportunistic and active in this M&A environment. Assure is seeking to identify additional IONM assets that we believe we can make more valuable on our platform, leveraging our strength in revenue cycle management and other functional areas. We are pleased to provide the Assure shareholders with an opportunity to benefit from what we believe will be an accretive transaction.”

Dr. J. Paul Elliott is the President and CEO of CBSI and a board-certified neurosurgeon specializing in cranial, spine, and peripheral nerve procedures. He is a graduate of Stanford University and Columbia University Vagelos College of Physicians and Surgeons.

Dr. Elliott commented, “We sought out Assure because we share a commitment to clinical excellence and delivering improved patient outcomes. I value Assure’s emphasis on measurement, reporting and clinical quality improvement to meet the goals prioritized by the surgeons and hospitals with whom they work.”

Pursuant to the acquisition, and as consideration for the acquired assets, Assure issued to NervePro 1,500,000 shares of common stock of the Company (the “Common Shares”) at a deemed price of $0.26 per share based on closing price on December 30, 2022, and agreed to use its best efforts to register such Common Shares for resale with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to January 31, 2023.

Exhibit 99.1

7887 E. Belleview Ave.

Suite 500

Denver, CO 80111

(720)287-3093

Advisory Agreement with Roth Capital Partners

Assure has engaged Roth Capital Partners, LLC (“Roth”) to act as a financial advisor in connection with the following matters:

●	Analyzing the Company, its business, industry, competition, anticipated cash flow requirements and future operating prospects as they relate to the valuation of the Company;
●	Reviewing the Company’s capital requirements and potential sources of funds;
●	Identifying and introducing Assure to potential investors and assist in communications and presentations by the Company to such potential investors; and

The Company agreed to pay Roth for its services by issuing to it a warrant to purchase 180,000 shares of the Company’s common stock at a strike price per share of USD $1.40 for a term of five years.

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of applicable securities laws, including, the Private Securities Litigation Reform Act of 1995. Such statements include comments with respect to, among other things, expectations with respect to the Company’s growth and development, expectations about the impact on the Company of the acquisition of the NervePro assets, and the quality and results of future services. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty surrounding the impact of COVID-19 on the Company’s operations and business, its remote neurology business, and economic activity in general; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 14, 2022, and available on the Company’s EDGAR profile at www.sec.gov, which risks and uncertainties are incorporated herein by reference. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Exhibit 99.1

7887 E. Belleview Ave.

Suite 500

Denver, CO 80111

(720)287-3093

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-617-2526
Scott.Kozak@assureiom.com